Exhibit 99.2

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

FINANCIAL STATEMENTS

as of December 31, 2018 and 2017

and for the years then ended

CONTENTS	PAGES

Independent Auditors’ Report	1-2

Financial Statements:
Balance Sheets	3
Statements of Operations	4
Statements of Changes in Members’ Deficit	5
Statements of Cash Flows	6
Notes to Financial Statements	7-13

INDEPENDENT AUDITORS’ REPORT

To the Members

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

We have audited the accompanying financial statements of Smithers Avanza Toxicology Services LLC, which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smithers Avanza Toxicology Services LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

Akron, Ohio
June 28, 2019

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017

ASSETS

Current assets
Accounts receivable, net of allowance for doubtful accounts ($14,000 - 2018; $0 - 2017)	$704,826	$1,305,043
Related party accounts receivable	108,205	102,166
Prepaid expenses and other current assets	74,652	111,058
Unbilled costs and earned revenues	471,442	432,822

Total current assets	1,359,125	1,951,089

Property and equipment, net of accumulated depreciation and amortization	1,157,284	1,118,676

Total assets	$2,516,409	$3,069,765

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
Accounts payable	$358,203	$537,239
Related party accounts payable	78,263	37,900
Accrued expenses	406,921	564,148
Deferred income / prebilled development	554,046	816,997

Total current liabilities	1,397,433	1,956,284

Long-term liabilities
Accrued rent	531,342	535,962
Due to member	8,830,469	7,252,503

Total long-term liabilities	9,361,811	7,788,465

Total liabilities	10,759,244	9,744,749

Members' deficit
Class A	(8,242,835)	(6,674,984)
Class B	-	-

Total members' deficit	(8,242,835)	(6,674,984)

Total liabilities and members' deficit	$2,516,409	$3,069,765

See Notes to Financial Statements

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Net sales	$7,474,620	$7,621,825
Cost of sales	6,998,200	7,323,910

Gross profit	476,420	297,915

Selling, general, and administrative expenses	2,044,271	2,002,827

Net loss	$(1,567,851)	$(1,704,912)

See Notes to Financial Statements

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

			Total
			Members'
	Class A	Class B	Deficit

Balance, December 31, 2016	$(4,970,072)	$-	$(4,970,072)

Net loss	(1,704,912)	-	(1,704,912)

Balance, December 31, 2017	$(6,674,984)	$-	$(6,674,984)

Net loss	(1,567,851)	-	(1,567,851)

Balance, December 31, 2018	$(8,242,835)	$-	$(8,242,835)

See Notes to Financial Statements

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Cash flows from operating activities:
Net loss	$(1,567,851)	$(1,704,912)

Adjustments to reconcile net loss to net cash flows from operating activities:

Depreciation and amortization	323,525	560,053
Bad debt expense	14,285	-

(Increase) decrease in operating assets:
Accounts receivable, net	585,932	(961,779)
Related party accounts receivable	(6,039)	25,202
Prepaid expenses and other current assets	36,406	(20,281)
Unbilled costs and earned revenues	(38,620)	(26,147)
Increase (decrease) in operating liabilities:
Accounts payable	(179,036)	315,041
Related party accounts payable	40,363	(17,562)
Accrued expenses	(157,227)	142,005
Deferred income / prebilled development	(262,951)	466,582
Accrued rent	(4,620)	88,004

Total adjustments	352,018	571,118

Net cash flows from operating activities	(1,215,833)	(1,133,794)

Cash flows from investing activities:
Purchase of property and equipment	(362,133)	(363,729)

Cash flows from financing activities:
Advances received from member	1,577,966	1,497,523

Net change in cash	-	-

Cash, beginning of year	-	-

Cash, end of year	$-	$-

See Notes to Financial Statements

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies:

Nature of Operations and Organization

Smithers Avanza Toxicology Services LLC (Company) was formed as a Delaware limited liability company on January 1, 2013. The Company is a boutique contract research organization specializing in general toxicology; vaccine safety; and developmental and reproductive toxicology services.

Pursuant to the Company’s limited liability agreement (Operating Agreement), the Company issued 197 Class A Units, representing a 98.5% ownership interest, to The Smithers Group, Inc. (Parent Company) and 3 Class B Units, representing a 1.5% ownership interest to a member of management.

In accordance with the Operating Agreement, profits are allocated first to the members in proportion to, and in such amounts as are needed to offset any prior losses and the remaining profits are allocated in proportion to their respective percentage interests. Losses are allocated first the members in proportion to, and in such amounts as are needed to offset any prior profits and the remaining losses are allocated in proportion to their respective percentage interests unless otherwise required by Treasury regulations.

Per the Operating Agreement, the Company will continue operations until it is dissolved and its affairs wound up in accordance with the provisions of the Operating Agreement (see Note 7).

Basis of Financial Statement Presentation

The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Liquidity and Capital Resources

The Company has historically been funded by the Parent Company. On May 1, 2019, the Company entered into an asset purchase agreement whereby the Company sold substantially all assets and operations to an unaffiliated entity, see Note 7.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies: (Continued)

Revenue and Cost Recognition

Revenue is recognized in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, Revenue Recognition. Accordingly, revenue is recognized when it is realized/realizable and earned based on an assessment of whether the following four criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and title and the risks and rewards of ownership have been transferred to the client or services have been rendered; (3) the price is fixed or determinable; and (4) collectability is reasonably assured.

The Company recognizes revenue on its contracts under the proportional performance method derived from the Company’s estimates of work performed as of each reporting date. Contract costs include all direct material, labor and indirect costs related to contract performance. Contract costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

The asset, unbilled costs and earned revenues represents revenues recognized in excess of amounts billed. The liability, deferred income / prebilled development represents billings in excess of revenues recognized.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts, if applicable. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions.

The Company does not accrue interest on past due trade receivables. A receivable is considered past due if the Company has not received payment within thirty days after the due date. The Company's internal departments pursue delinquent accounts and the Company exhausts all means of collection prior to writing off a receivable as uncollectible.

Related Party Accounts Receivable and Accounts Payable

Related party accounts receivable and accounts payable represent amounts due from and to the Parent Company and entities affiliated through common ownership with the Parent Company. In the opinion of management, certain amounts are expected to be settled within twelve months of the balance sheet date and, accordingly, have been classified as current. The remaining balance has been classified as long-term.

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies: (Continued)

Property and Equipment

Property and equipment are carried at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference, net of proceeds, is charged or credited to operations.

The Company evaluates the carrying value of its long-lived assets (related primarily to property and equipment) for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. Recoverability of asset to be held and used is measured by a comparison of the carrying amount of the asset to an estimate of the related asset’s future undiscounted cash flows over the remaining life of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Depreciation and Amortization

Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets.

Income Taxes

The Company is organized as a limited liability company and taxed as a partnership for federal income tax purposes, and accordingly, is not subject to federal income taxes. The income or loss of the Company is reportable by its members based on their distributive shares. Management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all tax returns filed for the last three years.

Effective January 1, 2018, the Company is required to comply with new IRS audit rules for partnerships. Under the new rules, if an audit of the Company’s income tax returns for tax years beginning after December 31, 2017, result in any adjustments, the IRS will collect the resulting taxes, penalties and interest directly from the Company, not the partners. Under the new rules, a partnership may elect to "push out" final audit adjustments determined at the partnership level. If elected, the tax attributable to the adjustments is assessed and collected from the partnership's partners. At the date of this report, the Partnership’s tax returns are not under examination by the IRS.

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies: (Continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) that will supersede most current revenue recognition guidance, including industry-specific guidance. The core principle of the new guidance is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Additionally, the guidance requires disclosures related to the nature, amount, timing, and uncertainty of revenue that is recognized. The amendments in this update will be effective prospectively for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. Transition to the new guidance may be done using either a full or modified retrospective method. The Company has not elected early adoption and is currently evaluating the full effect that the adoption of this standard will have on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), that requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by finance and operating leases with lease terms of more than twelve months. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and is to be adopted using the modified retrospective approach for all leases presented in the financial statements for all years presented. Early adoption is permitted. The Company has not elected early adoption and is assessing the future impact of ASU 2016-02 on the Company’s financial statements.

2.	Property and Equipment:

Following is a summary of property and equipment, as of December 31:

	2018	2017
At cost:
Machinery and equipment	$2,940,305	$2,606,427
Computer equipment	572,860	403,773
Leasehold improvements	362,531	362,531
Furniture and fixtures	58,446	58,446
Transportation	20,961	20,961
Construction in progress	-	140,831

Total property and equipment	3,955,103	3,592,969
Less accumulated depreciation and amortization	2,797,819	2,474,293

Property and equipment, net	$1,157,284	$1,118,676

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

3.	Employee Savings Plan:

The Parent Company sponsors a retirement savings plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees of the Company who have attained the age of twenty-one and have completed thirty days of service. The plan provides for discretionary employer matching contributions and discretionary non-matching contributions. During 2018 and 2017, the Company made contributions to the plan totaling approximately $86,000 and $92,000, respectively.

4.	Lease Commitments:

The Company operates out of two facilities which are accounted for as operating leases. One facility is subleased from Smithers Avanza Bioanalytical Services LLC (SABS) and the other facility is leased from a third party. SABS is affiliated with the Company through common ownership and management. SABS invoices the Company for its usage of the facility based on the square footage occupied by the Company which results in the Company paying for approximately 35% of the facility. The lease with SABS expires in December 2027 and contains an option to renew for two additional five year terms. Rent expense under this lease totaled $112,662 during each of the years ended December 31, 2018 and 2017. The facility lease with the third party expires in December 2024 and also contains an option to renew for two additional five year terms. Rent expense under this lease totaled $585,599 during each of the years ended December 31, 2018 and 2017. As both facility leases provide for escalating rents, rent expense is recognized on a straight-line basis over the terms of the agreements. As such, the Company recorded a liability for accrued rent representing the cumulative difference between lease expenses recognized in excess of lease payments made under these agreements. Accrued rent related to the SABS lease at December 31, 2018 and 2017 totaled $69,446 and $62,965 respectively while accrued rent related to the third party lease at December 31, 2018 and 2017 totaled $461,896 and $472,997 respectively.

The Company also leases storage space from a third party under an operating lease that expires in December 2019. Rent expense under this lease totaled $62,220 and $60,678 for the years ended December 31, 2018 and 2017, respectively.

Approximate future minimum obligations under non-cancelable operating lease commitments are as follows:

	Related	Third
	Party	Party

2019	$108,836	$678,381
2020	111,557	633,039
2021	114,346	652,030
2022	117,204	671,591
2023	120,134	691,739
Thereafter	511,332	712,491

In addition to the minimum lease payments, the above lease agreements may require payments for common area maintenance, real estate taxes, and insurance.

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

5.	Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to its customers, substantially all of which are concentrated in the pharmaceutical and chemical industries. The Company performs ongoing credit evaluations of its customers and does not require collateral. In addition, the Company maintains a reserve for potential credit losses, which have been within management’s expectations.

The Company had a concentration in the volume of business conducted with certain customers during the years ended December 31, 2018 and 2017. Sales to two customers represented approximately 26% of total sales in 2018 and sales to two separate customers represented approximately 26% of total sales in 2017. The Company also had a concentration in accounts receivable with three customers whose receivable balances amounted to approximately 48% of the total accounts receivable balance at December 31, 2018. At December 31, 2017, the Company had one customer whose receivable balance amounted to approximately 14% of the total accounts receivable balance.

6.	Related Party Transactions:

The Company performs toxicology services for certain customers of Smithers Viscient, LLC (SMV). SMV is affiliated with the Company through common ownership and management. The invoicing and collection for these customers is performed by SMV. SMV invoices the Company for certain direct and indirect marketing costs and commissions incurred in connection with these sales. For the years ended December 31, 2018 and 2017, the Company incurred sales and marketing costs and commissions from SMV totaling $198,488 and $267,728, respectively. Revenue related to these customers totaled $743,153 and $1,399,859 for the years ended December 31, 2018 and 2017, respectively.

In addition, Smithers Rapra, Inc. (SMR) provides the Company with certain general and administrative services and incurs certain costs on its behalf (finance, human resources, software licenses, insurance, etc.). SMR is affiliated with the Company through common ownership and management. Accordingly, SMR invoices the Company for these direct and indirect costs. For the years ended December 31, 2018 and 2017, the Company incurred general and administrative and other costs from SMR totaling $581,016 and $437,241, respectively.

As discussed in Note 1, the Company has been funded by its Parent Company. For the years ended December 31, 2018 and 2017, the Company received operating advances of approximately $1,578,000 and $1,498,000, respectively, from the Parent Company. As of December 31, 2018 and 2017, the Company had amounts due to the Parent Company for advances totaling $8,830,469 and $7,252,503, respectively. These amounts are recorded in long-term liabilities as amounts due to member in the accompanying balance sheets. The Parent Company also provides the Company with certain management services. Accordingly, the Parent Company invoices the Company for these direct and indirect management services. For the years ended December 31, 2018 and 2017, the Company incurred costs for management services from the Parent Company totaling $192,490 and $156,388, respectively.

SMITHERS AVANZA TOXICOLOGY SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

6.	Related Party Transactions: (Continued)

During 2017, the Company subcontracted with SABS to provide certain clinical pathology services. Accordingly, SABS invoiced the Company for these services. For the year ended December 31, 2017, the Company incurred costs for clinical pathology services from SABS totaling $162,752. During 2018, the Company performed these clinical pathology services in-house with its existing staff. Additionally, as disclosed in Note 4, the Company leases an operating facility from SABS.

The following is a summary of operating short-term related party accounts receivable and accounts payable, as of December 31:

	Related party	Related party
	accounts	accounts
	receivable	payable

December 31, 2018
Smithers Viscient, LLC	$108,205	$-
Smithers Rapra, Inc.	-	53,294
The Smithers Group	-	24,969

	$108,205	$78,263

December 31, 2017
Smithers Viscient, LLC	$102,166	$-
Smithers Rapra, Inc.	-	29,304
The Smithers Group	-	8,596

	$102,166	$37,900

7.	Subsequent Events:

The Company has evaluated subsequent events through June 28, 2019, which is the date the financial statements were available to be issued and noted the following item for disclosure.

On May 1, 2019, the Company and its Parent Company entered into an asset purchase agreement with Oriole Toxicology Services LLC, an Indiana limited liability company (Purchaser) and Bioanalytical Systems, Inc., an Indiana corporation (Parent of Purchaser). Pursuant to the asset purchase agreement, the Purchaser acquired substantially all assets and operations of the Company and assumed certain liabilities as defined for cash totaling approximately $1,271,000 (less certain indebtedness repayments, as defined, subject to certain working capital adjustments, as defined), a promissory note from the Purchaser totaling $810,000 and 200,000 shares of the Parent of the Purchaser. Subsequent to the sale of the Company, all remaining assets and liabilities were assumed by the Parent Company.